Exhibit 10.4

NOTE EXCHANGE AGREEMENT

This NOTE EXCHANGE AGREEMENT (the “Agreement”), dated August 26, 2016, is entered into by and between Virtual Piggy, Inc., a Delaware corporation (the “Company”) and the undersigned holders (the “Holders” and each individually a “Holder”) of those certain outstanding unsecured promissory notes issued by the Company to each such Holder, as amended (the “Unsecured Notes”).

WHEREAS, the Company has elected to offer up to an aggregate original principal amount of $10,000,000 of Secured Convertible Promissory Notes (the “New Secured Notes”), which shall accrue interest on the unpaid principal amount thereof at a rate equal to 3.5% per annum, compounded quarterly, which mature on June 30, 2018, or earlier (the “Offering”);

WHEREAS, the terms of the Offering contemplate that the Holders be provided a right to exchange their Unsecured Notes (including any accrued interest and commitment fees thereon) on a dollar-for-dollar basis for the Company’s outstanding class of secured convertible promissory notes which accrue interest on the unpaid principal amount thereof at a rate equal to 10% per annum, compounded quarterly, which mature on March 6, 2017 (the “Prior Secured Notes”);

WHEREAS, provided that the Offering is consummated, the Company and each undersigned Holder desire to cause the Unsecured Notes held by such Holder to be exchanged for new Prior Secured Notes on the terms and subject to the conditions provided herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, provisions and covenants herein contained the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Exchange of Unsecured Notes for Prior Secured Notes.  Subject to the terms of this Agreement including the satisfaction of the conditions to Closing set forth below, the Company hereby agrees to exchange and issue to each Holder, and each Holder hereby agrees to exchange and accept, severally and not jointly, each such Holder’s Unsecured Note for a Prior Secured Note in the amount set forth opposite such Holder’s name on Exhibit A, which amount shall include the principal amount of such Unsecured Note, together with any accrued and unpaid interest and commitment fees related to such Unsecured Note (the “Exchange”).  The parties acknowledge and agree that neither the Company nor any Holder shall be obligated to complete the Exchange unless and until the initial closing of the Offering is consummated.

2.             Closing; Exchange of Certificates.

a.          The Exchange shall be contingent upon and shall occur (the “Closing”) simultaneous with the initial closing of the Offering.  If the initial closing of the Offering does not occur, this Agreement shall be null and void and of no force or effect.

b.          This Agreement shall be deemed a joinder by the undersigned Holder to the Security Agreement, as amended, relating to the Prior Secured Notes.

c.          At the Closing (but no later than three (3) business days thereafter), (i) the Company will deliver to each Holder a new Prior Secured Note for the amount as set forth opposite such Holder’s name in Exhibit A, such new Prior Secured Note shall be in the form as set forth in Exhibit B and (ii) each Holder shall deliver to the Company the Unsecured Note for cancellation; provided, however, that any Unsecured Note that is not delivered to the Company following receipt of a new Prior Secured Note shall be automatically cancelled.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each of the Holders, on the date hereof and at Closing, as follows:

a.          Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b.          Due Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein have been duly authorized by all necessary corporate action.  This Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

c.          No Conflicts.  The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under any terms or provision of (i) the Company’s organizational documents, in each case as amended, (ii) any agreement, order or other instrument to which the Company is a party or by which it or any of its property is bound or affected and which may have a material adverse effect on the condition, financial or otherwise, or operations the Company or (iii) any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the knowledge of the Company, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both could constitute, such a default.

d.          Consent.  No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the Exchange.

4.             Representations and Warranties of the Holders.  Each of the Holders, severally and not jointly, represents and warrants to the Company, on the date hereof and at Closing, as follows:

a.          Organization and Power.  Each Holder has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.  If Holder is an entity, Holder is duly organized, validly existing and in good standing under the laws of its state of organization.

b.          Due Authorization.  This Agreement has been duly and validly executed and delivered by each Holder, and constitutes a valid and binding agreement of each Holder, enforceable against such Holder in accordance with its terms.  The execution of this Agreement and the performance by each of the Holders of its obligations hereunder does not conflict with or violate any agreement to which any Holder is a party or is bound or any law applicable to such Holder.

c.          Investment Representations.  Each Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the new Prior Secured Notes, has independently evaluated the merits of the Exchange and has made an informed, independent investment decision with respect thereto.  The Holders have been given the opportunity to ask questions of, and to receive answers from the Company and its representatives concerning the terms and conditions of an investment in the new Prior Secured Note.  Each Holder is accepting the new Prior Secured Note for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933 (the “Act”)) thereof in violation of the Act.  Each Holder understands that the new Prior Secured Notes have not been registered under the Act and cannot be sold unless subsequently registered under the Act or an exemption from such registration is available.  Each Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC.

5.             Binding Effect; Assignment.  This Agreement is not assignable by any party, unless the prior written consent of the other parties hereto is obtained.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Company and its successors and permitted assigns with respect to the obligations of the Holders under this Agreement, and to the benefit of each of the Holders and their respective successors and permitted assigns with respect to the obligations of the Company under this Agreement.

6.             Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.  Any copy of this Agreement containing a facsimile signature page shall be deemed an original for all purposes.

7.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed within that State, without regard to the conflicts of laws principles thereof.

8.             Further Assurances.  The Company and each of the Holders agree to execute and deliver, or otherwise provide, such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

9.             Survival.  The representations of the parties shall survive the Closing hereunder.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

COMPANY:

VIRTUAL PIGGY, INC.

By:
Name:
Title:

HOLDERS:

Print Name:

By:

Name:

Title:

[Note Exchange Agreement Signature Page]

EXHIBIT A

Name of Noteholder	Original Principal Amount of Unsecured Note	Value of Unsecured Note at August 26, 2016 (including accrued interest and commitment fees)

TOTAL:

EXHIBIT B

Form of Prior Secured Note